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                                                                EXHIBIT 99(a)


                         AGREEMENT REGARDING JOINT FILING

     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by the Amendment to Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  February 23, 2000

             BIOTECHNOLOGY VALUE FUND, L.P.

             By:  BVF Partners L.P., its general partner

                  By:  BVF Inc., its general partner

                       By:   /s/ Mark N. Lampert
                            -----------------------------
                            Mark N. Lampert
                            President

             BIOTECHNOLOGY VALUE FUND II, L.P.

             By:  BVF Partners L.P., its general partner

                  By:  BVF Inc., its general partner

                       By:  /s/ Mark N. Lampert
                           -------------------------------
                           Mark N. Lampert
                           President

             BVF PARTNERS L.P.

             By:  BVF Inc., its general partner

                  By:  /s/ Mark N. Lampert
                      --------------------------
                      Mark N. Lampert
                      President

             BVF INC.

             By:  /s/ Mark N. Lampert
                 ---------------------------
                 Mark N. Lampert
                 President